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                                   EXHIBIT 16

                      [Letterhead of Parente Randolph, PC]

                                  May 22, 2002



Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC 20549

Gentlemen:

We have read Item 4(a) of Form 8-K/A dated May 22, 2002, of Sun Bancorp, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                                 /s/ Parente Randolph, PC
                                                 ------------------------